UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

May 9, 2003

COMMERCESOUTH, INC.

(Exact name of registrant as specified in its chapter)

Delaware	0-29422	63-0989868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 East Broad Street Eufaula, AL 36027	36027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 334-687-3581

Eufaula BancCorp, Inc.

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information is furnished to the Securities and Exchange Commission pursuant to Item 12, Disclosure of Results of Operations and Financial Condition. This information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On May 9, 2003, CommerceSouth, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2003. A copy of this press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Exhibit Index

Exhibit No.	Description of Document
99.1	Press release, dated May 9, 2003, issued by CommerceSouth, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCESOUTH, INC.

BY	/s/ DEBORAH M. WILTSE
Deborah M. Wiltse
Vice President and Chief Financial Officer

Date: May 12, 2003